UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 JANUARY 7, 2004
                Date of Report (Date of earliest event reported)

                               DIODES INCORPORATED
             (Exact name of registrant as specified in its charter)

  DELAWARE                        1-5740                        95-2039518
  (State or other             (Commission File Number)        (I.R.S. Employer
  jurisdiction of                                         Identification Number)
  incorporation)

                            3050 EAST HILLCREST DRIVE
                           WESTLAKE VILLAGE, CALIFORNIA         91362
                     (Address of principal executive offices) (Zip Code)

                                 (805) 446-4800
              (Registrant's telephone number, including area code)



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)  EXHIBITS

                  Exhibit 99.1 - Press Release dated January 7, 2004


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

                  On January 7, 2004, Diodes Incorporated issued a press release updating fourth quarter 2003 earnings guidance. A copy of the press release is attached as Exhibit 99.1.

                  The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1984, except as shall be expressly set forth by specific reference in such filing.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 9, 2004                             DIODES INCORPORATED

                                                     By /s/ Carl C. Wertz
                                                     CARL C. WERTZ
                                                     Chief Financial Officer


                                  EXHIBIT INDEX

EXHIBIT                                  DESCRIPTION
NUMBER

99.1                                     Press Release dated January 7, 2004



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                                  EXHIBIT 99.1

DIODES INCORPORATED
FOR IMMEDIATE RELEASE

               DIODES INCORPORATED UPDATES FOURTH QUARTER GUIDANCE

 REVENUES UP APPROXIMATELY 10% SEQUENTIALLY ON STRONGER THAN EXPECTED DEMAND

WESTLAKE VILLAGE,  CALIFORNIA,  JANUARY 7, 2004 - Diodes  Incorporated  (NASDAQ:
DIOD),   a  leading   manufacturer   and  supplier  of  high  quality   discrete
semiconductors, today updated guidance for the fourth quarter of 2003.

The Company now expects that revenue for the quarter will be up approximately 10% on a sequential basis from the record revenue of $34.9 million reported in the third quarter. In addition, the Company anticipates that its gross profit margin will expand by 250-300 basis points sequentially from 26.2% in the third quarter due to the contribution of new higher margin products and an improved product mix.

The improved gross profit is, however, expected to be partially offset by a non-cash asset valuation write down of approximately $800,000, reflecting obsolete equipment that had not fully depreciated. As a result, earnings per share are expected to increase approximately 20% sequentially from the split-adjusted 18 cents per diluted share reported in the third quarter of 2003.

C.H. Chen, President and CEO of Diodes Incorporated, said, "Better than expected demand from both the Asian and North American marketplace and Diodes' continued success in introducing new, cutting edge discrete products have resulted in a strong finish to the year 2003. We are pleased to see continued improvement in our gross margin."

Diodes will host a conference call at 8 a.m. PST (11 a.m. EST) on Tuesday, February 3rd, 2004 to discuss fourth quarter and year-end 2003 results.

Joining C.H. Chen will be Carl Wertz, Chief Financial Officer and Mark King, Vice President of Sales and Marketing. The Company plans to distribute its earnings announcement that same day at 6 a.m. PST (9 a.m. EST).

This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor section of Diodes' website at WWW.DIODES.COM. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes website for 90 days.

The Company's discussion of fourth quarter financial and operating performance is based on preliminary information and subject to change based on actual financial and operating results for the period.

ABOUT DIODES INCORPORATED
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company operates three Far East subsidiaries, Diodes-China (QS-9000 and ISO-14001 certified) in Shanghai, Diodes-Taiwan (ISO-9000 certified) in Taipei, and Diodes-Hong Kong. Diodes-China's manufacturing focus is on subminiature surface-mount devices destined for wireless devices, notebook, flat panel display, digital camera, mobile handset, set-top box, DC to DC conversion, and automotive applications, among others. Diodes-Taiwan is our Asia-Pacific sales, logistics and distribution center. Diodes-Hong Kong covers sales, warehouse and logistics functions. The Company's 5" wafer foundry, Diodes-FabTech (QS-9000 certified), specializes in Schottky products and is located just outside Kansas City, Missouri. The Company's ISO-9001:2000 corporate sales, marketing, engineering and logistics headquarters is located in Southern California. For further information, including SEC filings, visit the Company's website at www.diodes.com.

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SAFE HARBOR  STATEMENT  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995: ANY STATEMENTS SET FORTH ABOVE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE
ACTUAL  RESULTS  TO  DIFFER   MATERIALLY  FROM  THOSE  IN  THE   FORWARD-LOOKING
STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, SUCH FACTORS AS FLUCTUATIONS IN PRODUCT DEMAND, THE INTRODUCTION OF NEW PRODUCTS, THE COMPANY'S ABILITY TO MAINTAIN CUSTOMER AND VENDOR RELATIONSHIPS, TECHNOLOGICAL ADVANCEMENTS, IMPACT OF COMPETITIVE PRODUCTS AND PRICING, GROWTH IN TARGETED MARKETS, RISKS OF FOREIGN OPERATIONS, AND OTHER INFORMATION DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

Source:  Diodes Incorporated
CONTACT: Crocker Coulson, Partner, CCG Investor Relations; (818)789-0100, e-mail: crocker.coulson@ccgir.com or Carl Wertz, Chief
Financial Officer, Diodes, Incorporated; (805) 446-4800 carl_wertz@diodes.com Recent news releases, annual reports, and SEC filings are available at the Company's website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

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